    As filed with the Securities and Exchange Commission on August 26, 1997
                                                Registration No. 333-________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                ----------------

                            BIORELIANCE CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                        52-1541583
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              9900 Blackwell Road
                              Rockville, MD  20706
          (Address of principal executive offices, including zip code)

                  BIORELIANCE CORPORATION 1997 INCENTIVE PLAN
     MICROBIOLOGICAL ASSOCIATES, INC. 1995 NON-QUALIFIED STOCK OPTION PLAN
              MAGENTA CORPORATION 1994 INCENTIVE STOCK OPTION PLAN
       MICROBIOLOGICAL ASSOCIATES, INC. 1988 INCENTIVE STOCK OPTION PLAN
                           (Full title of the plans)

                               Capers W. McDonald
                            BioReliance Corporation
                              9900 Blackwell Road
                              Rockville, MD  20706
                                 (301) 762-5260
                      (Name, address and telephone number,
                   including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                Proposed Maximum        Proposed Maximum
Title of securities     Amount to be             offering price        aggregate offering      Amount of
  to be registered       registered                per share                   price       registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock          1,537,252 (2)              *     (3)                *     (3)           $4,723.39 (3)
($.01 par value)(1)      shares
==============================================================================================================

(1) Plus such additional shares as may be made available in order to adjust to a change in capitalization

(2) Pursuant to an Assignment and Assumption Agreement, dated as of October 14, 1996, by and among Microbiological Associates, Inc. ("MA"), MAGENTA Corporation ("Magenta") and MAGENTA Viral Production, Inc. (the "Assignment Agreement"), MA assumed all of the outstanding options under the MAGENTA Corporation 1994 Incentive Stock Option Plan (the "Magenta Options"), with appropriate adjustments to the number of shares and exercise price of each Magenta Option to reflect the ratio of the fair market value of the common stock of Magenta to the fair market value of the common stock of MA pursuant to the Assignment Agreement. Pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of April 24, 1997, by and among MA and the Registrant (the "Merger Agreement"), the Registrant assumed all of the outstanding options under the 1995 Plan, the 1994 Plan, and the 1988 Plan (the "MA Options"), with appropriate adjustments to the number of shares and exercise price of each MA Option to reflect the ratio at which the MA common stock was converted into common stock of the Registrant under the Merger Agreement. Prior to the assumption of the MA Options by the Registrant, the number of shares and exercise price of each MA Option were adjusted to reflect a one-for-three reverse stock split of the common stock of MA.

(3) As of the date hereof, options to purchase 21,299, 494,147, 104,680 3,164, 112,622, 15,330, 47,020, 15,083 and 11,630 shares of Common
         Stock of the Registrant have been granted pursuant to the Microbiological Associates, Inc. 1995 Non-qualified Stock Option Plan, the MAGENTA Corporation 1994 Incentive Stock Option Plan and the Microbiological Associates, Inc. 1988 Incentive Stock Option Plan at exercise prices of $0.563, $1.50, $2.25, $2.43, $3.00, $4.50, $7.50,
         $9.00 and $13.95 respectively. The registration fee for the foregoing shares is based upon such exercise prices. Pursuant to Rule 457(c), the registration fee for the 712,277 shares not currently subject to outstanding options or not issued under the BioReliance Corporation 1997 Incentive Plan is based upon a price of $19.00 per share, the average of the high and low sales price reported on the Nasdaq National Market System for the Registrant's Common Stock on August 19, 1997.

===============================================================================

                                EXPLANATORY NOTE


       This Registration Statement relates to the registration by BioReliance Corporation (the "Company") of (a) 712,277 shares of common stock par value $0.01 per share ("Common Stock") which are issuable upon the exercise of options which have been or may be granted under the BioReliance Corporation 1997 Incentive Plan, and (b) 824,975 shares of Common Stock which are issuable upon the exercise of options which have been granted under the Microbiological Associates, Inc. 1995 Non-Qualified Stock Option Plan (the "1995 Plan"), the MAGENTA Corporation 1994 Incentive Stock Option Plan (the "1994 Plan"), and the Microbiological Associates, Inc. 1988 Incentive Stock Option Plan (the "1988 Plan"). The 1997 Plan, the 1995 Plan, the 1994 Plan and the 1988 Plan are collectively referred to herein as the "Plans."

       Pursuant to an Assignment and Assumption Agreement, dated as of October 14, 1996, by and among Microbiological Associates, Inc. ("MA"), MAGENTA Corporation ("Magenta") and MAGENTA Viral Production, Inc. (the "Assignment Agreement"), MA assumed all of the outstanding options under the MAGENTA Corporation 1994 Incentive Stock Option Plan (the "Magenta Options"), with appropriate adjustments to the number of shares and exercise price of each Magenta Option to reflect the ratio of the fair market value of the common stock of Magenta to the fair market value of the common stock of MA pursuant to the Assignment Agreement. Pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of April 24, 1997, by and among MA and the Registrant (the "Merger Agreement"), the Registrant assumed all of the outstanding options under the 1995 Plan, the 1994 Plan, and the 1988 Plan (the "MA Options"), with appropriate adjustments to the number of shares and exercise price of each MA Option to reflect the ratio at which the MA common stock was converted into common stock of the Registrant under the Merger Agreement. Prior to the assumption of the MA Options by the Registrant, the number of shares and exercise price of each MA Option were adjusted to reflect a one-for-three reverse stock split of the common stock of MA.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note:   The document(s) containing the plan information required by
Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants of the Plans as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

        PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

         (a) The Company's prospectus filed with the Commission on July 29, 1997 pursuant to Rule 424(b) under the Securities Act.

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996.

         (c) The description of the common stock of the Company, $.01 par value per share (the "Common Stock"), which is registered under Section 12 of the Exchange Act, contained in the Registration Statement on Form 8-A filed with the Commission on July 24, 1997, which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 (No. 333-25071) (originally filed on April 11, 1997), as amended, including any amendment or report filed for the purpose of updating such description. Such description of the Common Stock contained in the Form S-1 is also incorporated by reference.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company, as a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         Article EIGHTH of the Company's Certificate of Incorporation (the "Certificate") provides that the Company shall, to the fullest extent permitted by the DGCL, as amended from time to time, indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any actual or threatened action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact the he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article EIGHTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in such person's capacity and to action in another capacity while holding office or while employed by or acting as agent for the Company, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons.

         Article EIGHTH of the Company's Certificate also provides that the Company shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such. The Company has obtained primary and excess insurance policies insuring the directors and officers of the Company against certain liabilities that they may incur in their capacity as directors and officers. Under such policies, the insurers, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

         Pursuant to Section 102(b)(7) of the DGCL, Article SEVENTH of the Company's Certificate eliminates the liability of a director to the Company or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the Company or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit. The Certificate also provides that if the DGCL is amended to permit further elimination or limitation of personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

         Additionally, reference is made to the Underwriting Agreement filed as
Exhibit 1.1 to the Registration Statement on Form S-1, as amended, File No. 333-25079, which provides for indemnification by the Underwriters of the Company, its directors and officers who sign the Registration Statement on Form S-1 and persons who control the Company under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

 EXHIBIT
 NO.                               DESCRIPTION OF EXHIBIT


 4.1 Specimen form of the Company's Common Stock Certificate (Filed as Exhibit 4.1 to Amendment No. 4 to the Company's Registration Statement (File No. 333-25071) on Form S-1 and incorporated herein by reference).

 4.2               Certificate of Incorporation of the Company (Filed as
                   Exhibit 3.1 to the Company's Registration Statement (File No. 333-25071) on Form S-1 and incorporated herein by reference).

 4.3 Bylaws of the Company (Filed as Exhibit 3.2 to the Company's Registration Statement (File No. 333-25071) on Form S-1 and incorporated herein by reference).

 EXHIBIT
 NO.                                DESCRIPTION OF EXHIBIT

 4.4               BioReliance Corporation 1997 Incentive Plan (Filed as
                   Exhibit 10.1 to Amendment No. 2 to the Company's Registration Statement (File No. 333-25071) on Form S-1 and incorporated herein by reference).

 4.5               Microbiological Associates, Inc. 1995 Non-Qualified Stock
                   Option Plan.

 4.6               MAGENTA Corporation 1994 Incentive Stock Option Plan.

 4.7               Microbiological Associates, Inc. 1988 Incentive Stock Option
                   Plan.

 5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the validity of the shares of Common Stock covered by the Registration Statement.

 23.1              Consent of Price Waterhouse L.L.P.

 23.2 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1).

 24.1              Powers of Attorney (included on signature page).


ITEM 9.  UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROCKVILLE, STATE OF MARYLAND, ON THIS 26TH DAY OF AUGUST, 1997.

                                  BIORELIANCE CORPORATION
                                  (Registrant)

                                  By: /s/ CAPERS W. MCDONALD
                                      -------------------------------------
                                      Capers W. McDonald
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Sidney R. Knafel and Capers W. McDonald, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

            SIGNATURE                     TITLE                                 DATE
            ---------                     -----                                 ----


      /s/ SIDNEY R. KNAFEL            Chairman of the Board                  August 26, 1997
     ---------------------------
         Sidney R. Knafel


      /s/ CAPERS W. MCDONALD          President, Chief Executive             August 26, 1997
     ---------------------------      Officer and a Director
         Capers W. McDonald


      /s/ CARL C. SCHWAN              Senior Vice President and Chief        August 26, 1997
     ---------------------------      Financial Officer (Chief
          Carl C. Schwan              Accounting Officer)


      /s/ WILLIAM J. GEDALE           Director                               August 26, 1997
     ---------------------------
        William J. Gedale


      /s/ VICTORIA HAMILTON           Director                               August 26, 1997
     ---------------------------
        Victoria Hamilton


      /s/ GORDON J. LOUTTIT           Director                               August 26, 1997
     ---------------------------
        Gordon J. Louttit

      /s/ DR. LEONARD SCHERLIS        Director                               August 26, 1997
     ---------------------------
       Dr. Leonard Scherlis

                                 EXHIBIT INDEX

 EXHIBIT
 NO.                                DESCRIPTION OF EXHIBIT


 4.1 Specimen form of the Company's Common Stock Certificate (Filed as Exhibit 4.1 to Amendment No. 4 to the Company's Registration Statement (File No. 333-25071) on Form S-1 and incorporated herein by reference).

 4.2               Certificate of Incorporation of the Company (Filed as
                   Exhibit 3.1 to the Company's Registration Statement (File No. 333-25071) on Form S-1 and incorporated herein by reference).

 4.3 Bylaws of the Company (Filed as Exhibit 3.2 to the Company's Registration Statement (File No. 333-25071) on Form S-1 and incorporated herein by reference).

 4.4               BioReliance Corporation 1997 Incentive Plan (Filed as
                   Exhibit 10.1 to Amendment No. 2 to the Company's Registration Statement (File No. 333-25071) on Form S-1 and incorporated herein by reference).

 4.5               Microbiological Associates, Inc. 1995 Non-Qualified Stock
                   Option Plan.

 4.6               MAGENTA Corporation 1994 Incentive Stock Option Plan.

 4.7               Microbiological Associates, Inc. 1988 Incentive Stock Option
                   Plan.

 5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the validity of the shares of Common Stock covered by the Registration Statement.

 23.1              Consent of Price Waterhouse L.L.P.

 23.2 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1).

 24.1              Powers of Attorney (included on signature page).





                                      E-1